Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 21, 2004, accompanying the consolidated financial statements included in the Annual Report of Sterion Incorporated on Form 10-KSB for the year ended September 30, 2004.  As independent registered public accountants, we hereby consent to the incorporation by reference of said report in the Registration Statement of Sterion Incorporated on Form S-3 (File No. 333-43616), filed August 11, 2000.

/s/, Virchow, Krause & Company, LLP

Minneapolis, Minnesota

December 28, 2004